Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Neenah Paper, Inc.
Bill McCarthy
Vice President — Financial Analysis and Investor Relations
678-518-3278

NEENAH PAPER INC. READY TO BEGIN TRADING ON THE NYSE FOLLOWING COMPLETION OF TAX-FREE SPIN-OFF FROM KIMBERLY-CLARK

ALPHARETTA, GEORGIA — November 30, 2004 (NYSE:NP) — Neenah Paper, Inc. announced today that it expects that shares of its common stock will begin trading on the New York Stock Exchange (NYSE) under the symbol “NP” on December 1, 2004. Today the Company completed its announced spin-off from Kimberly-Clark (NYSE:KMB) through a distribution of one share of Neenah Paper stock for every 33 shares of Kimberly-Clark stock held by Kimberly-Clark stockholders on the November 19, 2004 record date. Coincident with the spin-off, Neenah Paper entered into new borrowing arrangements, consisting of the sale of $225 million of 7 3/8% senior unsecured notes maturing in 2014, the net proceeds of which will be paid to Kimberly-Clark, and the establishment of a four-year $150 million senior secured revolving credit facility for working capital and other requirements. The Notes have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act and applicable state laws.

“Listing our shares on the NYSE, the world’s largest capital market, is a historic event for Neenah Paper, marking our start as a stand-alone company that can now focus on becoming the first choice in the industry for premium branded and customized paper and pulp products,” said Neenah Paper Chairman and Chief Executive Officer, Sean T. Erwin.  “With some of the most-recognized brands in our markets, unique technologies and the ability to focus our resources and reinvest in our businesses, we are pleased to be able to make Neenah Paper shares accessible to investors worldwide and to be traded alongside the well-known list of global leaders on this exchange.”

About Neenah Paper, Inc.

Neenah Paper manufactures and distributes a wide range of premium and specialty paper grades, with leading positions in many of its markets and well-known brands such as CLASSIC®, ENVIRONMENT®, KIMDURA® and MUNISING LP® Papers. The Company also produces and sells bleached pulp, primarily for use in the manufacture of tissue and writing papers. Neenah Paper is based in Alpharetta, Georgia, and has operations in Wisconsin, Michigan and in the Canadian provinces of Ontario and Nova Scotia. Additional information about Neenah Paper can be found at the Company’s web site at www.neenah.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Statements regarding the planned offering, new credit facility, use of proceeds and other statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the PSLRA. Any such forward-looking statements reflect our beliefs and assumptions and are based on information currently available to us. Forward-looking statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Neenah Paper, Inc. cautions investors that any forward-looking statements we make are not guarantees or indicative of future performance.